UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 10, 2017 (January 9, 2017)

CHEMBIO DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35569	88-0425691
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3661 Horseblock Road
Medford, NY 11763
(Address of principal executive offices)
631-924-1135
(Registrant's Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
To the extent required by this Item 1.01, the disclosure set forth under the heading "Employment Agreements" in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.
Item 2.01 Completion of Acquisition or Disposition of Assets.
Stock Purchase Agreement
On January 9, 2017, Chembio Diagnostics, Inc., a Nevada corporation ("Chembio"), completed the acquisition of RVR Diagnostics Sdn Bhd, a Malaysia corporation ("RVR"), pursuant to the previously reported Amended And Restated Stock Purchase Agreement, dated as of December 7, 2016 (the "Stock Purchase Agreement"), by and among Chembio, RVR, Avijit Roy and Magentiren Vajuram (Messrs. Roy and Vajuram, the "Sellers").
Pursuant to the Stock Purchase Agreement, Chembio acquired all of the issued and outstanding common stock and other equity interests of RVR from the Sellers for (i) a cash payment of $1,400,000 and (ii) 269,236 shares of Chembio's common stock, of which 7,277 shares are being held back to satisfy certain potential claims under the Stock Purchase Agreement and will become issuable to the Sellers, if at all, on the one-year anniversary of the closing.
In addition, the Stock Purchase Agreement provides that the Sellers may become entitled to receive certain milestone payments based on the achievement of performance goals related to sales by RVR during the 12 months ending December 31, 2017. RVR's actual sales during such period will be used to determine the "Milestone Proration Amount," which is a fraction that (i) the numerator of which is the positive amount, if any, by which actual sales for calendar year 2017 are greater than $2,250,000, up to a maximum overage of $250,000, and (ii) the denominator of which is $250,000. Based on the actual sales achieved by RVR, the Sellers will be entitled to receive (i) a cash milestone payment equal to $100,000 multiplied by the Milestone Proration Amount, for a maximum cash milestone payment of $100,000, and (ii) a stock milestone payment equal to 21,830 shares of Chembio common stock multiplied by the Milestone Proration Amount, with a maximum stock milestone payment of 21,830 shares of Chembio common stock.
The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.
Employment Agreements and RVR Director Appointments
In connection with the closing of the transaction under the Stock Purchase Agreement, each of the Sellers entered into an employment agreement with RVR, pursuant to which, among other things, each of the Sellers agreed to serve as an employee of RVR for the one-year period following the closing in exchange for a monthly base salary of $10,000. In addition, at the closing, John J. Sperzel III, Chembio's President, Chief Executive Officer and a member of Chembio's board of directors, Richard J. Larkin, Chembio's Chief Financial Officer and Executive Vice President, and Katherine L. Davis, Chembio's Chairman of the Board and a member of Chembio's board of directors, were appointed as the directors of RVR, with each of the Sellers continuing as the other two directors of RVR.
Other Material Relationships
As previously disclosed in Chembio's filings with the Securities and Exchange Commission, Chembio and RVR are also parties to agreements entered into in 2013 and 2014 that grant exclusive distribution rights to RVR in certain countries in Asia and that enable RVR to manufacture certain Chembio products.
Item 3.02 Unregistered Sales of Equity Securities.
The disclosure set forth under the heading "Stock Purchase Agreement" in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein. The issuance of the shares of Chembio common stock in connection with the acquisition of RVR was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof as a transaction by an issuer not involving any public offering.
Item 7.01 Regulation FD Disclosure.
On January 10, 2017, Chembio issued a press release entitled "Chembio Completes Acquisition of Malaysia-based RVR Diagnostics."  A copy of the press release is furnished herewith as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Amended And Restated Stock Purchase Agreement, dated as of December 7, 2016, by and among Chembio Diagnostics, Inc., RVR Diagnostics Sdn Bhd, Avijit Roy and Magentiren Vajuram.
99.1	Press Release entitled "Chembio Completes Acquisition of Malaysia-based RVR Diagnostics" dated January 10, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 10, 2017                Chembio Diagnostics, Inc.

By:    /s/ John J. Sperzel III
John J. Sperzel III
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Amended And Restated Stock Purchase Agreement, dated as of December 7, 2016, by and among Chembio Diagnostics, Inc., RVR Diagnostics Sdn Bhd, Avijit Roy and Magentiren Vajuram.*
99.1	Press Release entitled "Chembio Completes Acquisition of Malaysia-based RVR Diagnostics" dated January 10, 2017.

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Chembio Diagnostics, Inc. hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.